  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2017
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001- 37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 795-6558

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, Obalon Therapeutics, Inc. (the “Company”) appointed Kelly Huang as Chief Operating Officer, effective as of the same date.

Prior to his appointment, Mr. Huang, age 48, served as Vice President and General Manager, US Aesthetic & Corrective at Galderma, a pharmaceutical company, since April 2015 and as an Operating Partner of Spindletop Capital, a venture capital firm, since March 2014. Before joining Galderma, Mr. Huang was CEO Advisor at Sensei Engage, a healthcare technology company, from August 2014 to April 2015. Prior to Sensei Engage, Mr. Huang served as Senior Vice President and Consumer Sector Head at Intrexon Corporation, a biotechnology company, from March 2014 to August 2014. Prior to Intrexon, Mr. Huang served as an Executive Committee Member of Endo Pharmaceuticals, a pharmaceutical company, and President of HealthTronics, Inc, a subsidiary of Endo Pharmaceuticals from August 2011 to February 2014. Prior to Endo Pharmaceuticals, Mr. Huang held positions of increasing responsibility at various Johnson & Johnson Companies, a pharmaceutical and consumer goods company, from January 1996 to August 2011. Mr. Huang holds a B.S. in Chemical Engineering from the University of Massachusetts, Amherst and holds a M.S. and Ph.D in Chemical Engineering from Stanford University.

In connection with the commencement of Mr. Huang’s employment, the Company entered into an employee offer letter agreement with Mr. Huang (the “Agreement”), which provides for an initial annual base salary of $425,000 and the opportunity to earn an annual cash bonus targeted at an amount equal to 55% of Mr. Huang’s annual base salary (prorated for fiscal 2017), determined based on the achievement of applicable Company and/or individual performance goals. Mr. Huang is also entitled under the Agreement to receive a one-time signing bonus in the amount of $75,000, which will be paid in cash on the payroll date immediately following Mr. Huang’s start date, but which Mr. Huang will be required to repay in full if (i) prior to the one-year anniversary of his start date, Mr. Huang resigns for any reason or Mr. Huang’s employment is terminated by the Company for “cause” (as defined in the Agreement) or (ii) Mr. Huang does not purchase a residence in the San Diego area within six months following his start date or does not relocate his primary residence to the San Diego area within two years following his start date (each, a “relocation obligation”). The Company also will reimburse Mr. Huang for reasonable expenses related to Mr. Huang’s commute between Austin and San Diego for the first three months of his employment, as well as one round-trip coach class airfare ticket between Austin and San Diego for each month of the first year of his employment.

In addition, on September 6, 2017, pursuant to the Agreement Mr. Huang was granted an option to purchase 269,230 shares of the Company’s common stock, with 25% of the shares underlying the option vesting on the first anniversary of Mr. Huang’s start date and the remaining shares underlying the option vesting in substantially equal monthly installments over the 36 months thereafter, subject to his continued employment. Any portion of the stock option that vests prior to the date on which Mr. Huang relocates his primary residence to the San Diego area will not be exercisable until such relocation date. Mr. Huang will be also be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company’s full-time employees and/or executive officers.

Pursuant to the Agreement, the Company also entered into a retention agreement (the “Retention Agreement”) with Mr. Huang that will provide Mr. Huang with the following severance protections upon a qualifying termination, which means a termination by us without “cause” or a termination by Mr. Huang for “good reason”, outside of a “change in control” (each, as defined in the Retention Agreement) in exchange for a customary release of claims:

(i) a lump sum severance payment of twelve months of base salary; and

(ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twelve months.

If Mr. Huang is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the Retention Agreement provides the following benefits to Mr. Huang in exchange for a customary release of claims:

(i) a lump sum severance payment of 12 months of base salary;

(ii) a lump sum payment equal to the pro rata portion such Mr. Huang’s then-current target bonus opportunity;

(iii) 100% acceleration of any then-unvested equity awards; and

(iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.

Additionally, the Retention Agreement provides that if Mr. Huang does not satisfy either relocation obligation then the Company may terminate Mr. Huang’s employment and the termination will not constitute a severance-qualifying event for purposes of the Retention Agreement unless it is in connection with a change in control. The Retention Agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to Mr. Huang three months prior to expiration.

There are no (i) family relationships between Mr. Huang and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Huang requiring disclosure pursuant to Item 404 of Regulation S-K.

On September 7, 2017, the Company issued a press release announcing the appointment of Mr. Huang as Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Description
99.1	Press Release, dated September 7, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: September 8, 2017	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer

EXHIBIT INDEX

Description
99.1	Press Release, dated September 7, 2017.